UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

MID-AMERICA APARTMENT

COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 14, 2013, Mid-America Apartments, L.P. (the “Borrower”), the operating partnership of Mid-America Apartment Communities, Inc. (“MAA”), entered into a $250 million unsecured Term Loan Agreement (the “Agreement”). The Agreement is scheduled to mature on June 14, 2014, and provides for a one year extension at the Borrower’s option, subject to the satisfaction of certain conditions, and may be prepaid in whole or in part without penalty at any time. Amounts borrowed under the Agreement will bear interest at a variable rate based upon, at the Borrower’s option, a base rate or one-, three- or six-month LIBOR, plus a spread based upon the Borrower’s investment grade rating.

JPMorgan Chase Bank, N.A. is the lender and also serves as the administrative agent. J.P. Morgan Securities, LLC serves as the lead arranger.

MAA and certain subsidiaries of MAA have agreed to guarantee the Borrower’s obligations under the Agreement.

The Agreement contains various affirmative and negative covenants usual and customary for financings generally and also contains financial covenants that, among other things, require certain unencumbered, total and secured leverage ratios, fixed charge coverage and minimum consolidated tangible net worth, and if the Borrower breaches any of these covenants, or fails to pay interest or principal on the loans when due, the lenders could accelerate the due date of the entire amount borrowed. The Agreement also contains other events of default, which would entitle the lenders to accelerate the due date of the amount borrowed, including, among others, change in control events, defaults under certain other obligations of the Borrower, MAA, or certain of their respective subsidiaries, and insolvency or bankruptcy events.

The Borrower intends to use the loan proceeds, among other things, to (i) repay the principal amount of loans outstanding under its existing credit facilities and (ii) finance acquisitions and developments, and (iii) pay any applicable costs of the Borrower or MAA in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 3, 2013, by and among, MAA the Borrower, Colonial Properties Trust, and Colonial Realty Limited Partnership.

The foregoing description of certain terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of June 14, 2013, by and among Mid-America Apartments, L.P., as borrower, and JPMorgan Chase Bank, N.A., the lenders identified therein, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, as lead arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: June 18, 2013	By:	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer,
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of June 14, 2013, by and among Mid-America Apartments, L.P., as borrower, and JPMorgan Chase Bank, N.A., the lenders identified therein, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, as lead arranger.